EXHIBIT 99.1

UBL Interactive announces global data syndication agreement
with Navads for gps locations

CHARLOTTE, NC – (GlobeNewswire) –January 26, 2015 – UBL Interactive, Inc. (OTCQB:UBLI) (“UBL”), The Local Leader with Global Reach™, today announced a global data syndication agreement with Amsterdam-based NavAds to help businesses ensure their profiles appear in navigation services and devices.

The NavAds agreement will improve the quality of the business listing information and the breadth of distribution for UBL customers. NavAds specializes in business listing insertion and advertising on navigation services such as TomTom, Garmin, Nokia HERE, Waze, Yandex, and others.

UBL CEO, Doyal Bryant, said the partnership was significant not only because it addressed the growing use of mapping tools, but because it was a global arrangement. “UBL is focused on an increasingly mobile world, and services which are not confined by national borders. Navigation services are constantly changing and evolving and with our NavAds partnership, our customers can be assured anywhere globally, they will get the benefit of the most advanced distribution in the mapping space,” he said. “It extends our place as the global leader in business listing syndication, with more publishers and international local partnerships than any others in the space.”

NavAds CEO, Lex ten Veen, said UBL would bring many new owner-verified business locations to the NavAds platform and network. “Businesses need to be found on these navigation devices, and NavAds can give UBL’s customers great confidence their visibility is fully optimized,” he said.

The services will be integrated into UBL product sets with immediate effect.

About UBL Interactive and Universal Business Listing

Headquartered in Charlotte, North Carolina and having served over 200,000 businesses across North America, the United Kingdom and Australia, UBL Interactive is the owner and operator of the Universal Business Listing (UBL) service. Through UBL, the Company provides business identity management tools for businesses large and small, as well as SEO providers, advertising agencies and interactive marketers to help their customers distribute their business details as a trusted source across search engines, online Yellow Pages directories, 411 directory assistance, social networks and mobile devices. The Company also offers reputation monitoring tools and a variety of premium Local SEO optimization services. For more information on the Company and its Universal Business Listing solutions, please visit our web sites at www.ublinteractive.com or www.ubl.org.

About NavAds

Founded in 2007, NavAds is the leading GPS/SatNav platform, offering a single source service to push location content into the leading global mapping databases. The platform ensures optimal brand visibility in the entire GPS/SatNav eco-system. Its enterprise customers include many global retail corporations, and various syndication partners throughout the world rely upon the NavAds platform. NavAds is headquartered in the heart of Amsterdam, The Netherlands. For more information please visit the website: www.navads.eu.

Forward-Looking Statements

This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes," “forecasts,” “plans” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risks and uncertainties, include, without limitation, our ability to successfully centralize and consolidate various support functions, operating results, market acceptance of our solutions, strong brand recognition and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provisions under the federal securities laws and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. UBL undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT: press@ubl.org